Exhibit 99.(h)(4)
FEE WAIVER AND EXPENSE CAP AGREEMENT
     THIS AGREEMENT is made as of this 2nd day of May, 2011 by and among each of the investment companies (each a Registrant), on behalf of its underlying series funds, as listed in Schedule A (the term “Fund” is used to refer to either the Registrant or the series, as the context requires), and each of Columbia Management Investment Advisers, LLC, a Minnesota limited liability company (CMIA), Columbia Management Investment Distributors, Inc., a Delaware corporation (CMID), and Columbia Management Investment Services Corp., a Minnesota corporation (CMISC) (CMIA, CMID, and CMISC, collectively referred to as the Service Providers).
     WHEREAS, the Registrants are each open-end investment companies registered under the Investment Company Act of 1940, as amended; and
     WHEREAS, pursuant to separate agreements (i) CMIA, an investment adviser registered under the Investment Advisers Act of 1940, serves as investment adviser to each of the Funds, (ii) CMIA serves as administrator to each of the Funds, (iii) CMID serves as distributor and shareholder servicing agent to the Funds, and (iv) CMISC serves as transfer agent to the Funds; and
     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:
     1. Fee Waivers. The parties hereby agree that the Service Providers shall waive fees (each a Fee Waiver) payable to them under their separate agreements with the Funds to the extent reflected for each Fund, as set forth in Schedule B attached hereto.
     2. Expense Cap Setting Methodology. Unless otherwise agreed to by the parties, each Fund shall be subject to a fee cap (each a Fee Cap) such that the ratio of Covered Expenses (defined below) to net assets of the Fund’s Class A shares (or such other class as may be agreed by the parties) (the Specified Class) for a defined period agreed to by the parties (a Covered Period) shall not exceed the median expense ratio of the Fund’s peer group for such Specified Class, as reported by Lipper, Inc. as of a date agreed to by the parties (the Median Ratio) (or such lower expense ratio as may be agreed by the parties) and also such that the ratio of Covered Expenses to net assets of the Fund’s other classes shall not exceed the amounts set by reference to the Median Ratio pursuant to a methodology mutually agreed upon by the parties. Further, unless otherwise agreed to by the parties, no Fee Cap shall be required for a Fund for any Covered Period if the ratio of Covered Expenses to net assets of the Specified Class for the last fiscal year was less than the Median Ratio.
     3. Limitation of Total Operating Expense Ratios. The parties hereby agree that the Service Providers shall waive any fees payable to them under their separate agreements with the Funds or reimburse other expenses of the Funds to the extent necessary to ensure that the ratio of Covered Expenses to net assets of each class of shares of a Fund does not exceed the Fee Cap for such class for the Covered Period, as set forth in Schedule C attached hereto.
     4. Covered Expenses. “Covered Expenses” include all expenses incurred directly by a Fund that are required to be included as an expense in a Fund’s Form N-1A Fee Table, but exclude: taxes (including foreign transaction taxes), expenses associated with investment in other pooled investment vehicles (including exchange traded funds and other affiliated and unaffiliated mutual funds), transaction costs and brokerage commissions, costs related to any securities lending program, dividend expenses associated with securities sold short, inverse floater program fees and expenses, transaction charges and interest on borrowed money, interest, extraordinary expenses, and any other expenses the exclusion of which may from time to time be deemed appropriate as an excludable expense and specifically approved by the applicable Registrant’s Board of Trustees/Directors (each a Board). Additionally, for certain identified on Schedule A, Covered Expenses exclude investment management services fees. Covered Expenses shall reflect the application of any balance credits made available by the Funds’ custodian and any custodial charges relating to overdrafts.
     5. Allocation of Fee Waivers or Expense Reimbursements. Except where a specific Fee Waiver is set forth on Schedule B, fee waivers or expense reimbursements shall be allocated among the Service Providers in their discretion. In all instances, fee waivers and expense reimbursements shall be made in a manner that is not inconsistent with the Fund’s multi-class plan.
     6. Term and Termination. Except as noted above or otherwise agreed to by the parties, a Fee Cap for each class of each Fund for a Covered Period of one year from the expiration of the previous Covered Period shall be established under this Agreement in the manner set forth above (i.e., by reference to the Median Ratio). The Fee Waivers and Fee Caps contemplated in Schedules B and C, respectively, shall, unless earlier terminated by the Board of a Fund in its sole discretion, expire on the date noted on such Schedule. The Fee Waivers and Fee Caps contemplated in Schedules B and C, respectively, may be adjusted from time to time by the mutual agreement of the parties. Either party may terminate the Agreement with respect to a Fund upon 60 days’ notice to the relevant Board, to take effect upon the expiration of the then-effective Covered Period.
     7. Entire Agreement; Modification; Amendment. This Agreement constitutes the entire agreement of the parties with respect to its subject matter. Each provision herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the enforceability of any such other provision or agreement. In addition, each provision herein shall be treated as separate and independent with respect to each Fund and shall be treated as separate and independent from such provision or agreement with respect to each of the other Funds. No modification or amendment of this Agreement shall be binding unless in writing and executed by the parties affected thereby except that Schedules B and C will be updated and maintained by CMIA on an ongoing basis to reflect the adjusted Fee Caps and term extensions that are mutually agreed upon by the parties hereto from time to time.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.
COLUMBIA FUNDS SERIES TRUST II
RIVERSOURCE CALIFORNIA TAX-EXEMPT TRUST
RIVERSOURCE DIMENSIONS SERIES, INC.
RIVERSOURCE GLOBAL SERIES, INC.
RIVERSOURCE GOVERNMENT INCOME SERIES, INC.
RIVERSOURCE INTERNATIONAL MANAGERS SERIES, INC.
RIVERSOURCE MARKET ADVANTAGE SERIES, INC.
RIVERSOURCE SELECTED SERIES, INC.
RIVERSOURCE SPECIAL TAX-EXEMPT SERIES TRUST
RIVERSOURCE TAX-EXEMPT INCOME SERIES, INC.
RIVERSOURCE TAX-EXEMPT SERIES, INC.
SELIGMAN MUNICIPAL FUND SERIES, INC.
SELIGMAN MUNICIPAL SERIES TRUST
COLUMBIA FUNDS VARIABLE SERIES TRUST II
Each for itself and on behalf of its respective series listed on this Schedule A

By:	/s/ Michael G. Clarke
	Name:	Michael G. Clarke
	Title:	Treasurer

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC
By:	/s/ J. Kevin Connaughton
	Name:	J. Kevin Connaughton
	Title:	Managing Director

COLUMBIA MANAGEMENT INVESTMENT DISTRIBUTORS, INC.
By:	/s/ Beth Ann Brown
	Name:	Beth Ann Brown
	Title:	Senior Vice President

COLUMBIA MANAGEMENT INVESTMENT SERVICES CORP.
By:	/s/ Stephen T. Welsh
	Name:	Stephen T. Welsh
	Title:	President

SCHEDULE A

Columbia Funds Series Trust II
Columbia 120/20 Contrarian Equity Fund
Columbia Absolute Return Currency and Income Fund
Columbia Absolute Return Enhanced Multi-Strategy Fund
Columbia Absolute Return Multi-Strategy Fund
Columbia Absolute Return Emerging Markets Macro Fund
Columbia AMT-Free Tax-Exempt Bond Fund
Columbia Asia Pacific ex-Japan Fund
Columbia Diversified Bond Fund
Columbia Diversified Equity Income Fund
Columbia Dividend Opportunity Fund
Columbia Emerging Markets Bond Fund
Columbia Emerging Markets Opportunity Fund
Columbia Equity Value Fund
Columbia European Equity Fund
Columbia Floating Rate Fund
Columbia Frontier Fund
Columbia Global Bond Fund
Columbia Global Equity Fund
Columbia Global Extended Alpha Fund
Columbia Government Money Market Fund
Columbia High Yield Bond Fund
Columbia Income Builder Fund
Columbia Income Opportunities Fund
Columbia Inflation Protected Securities Fund
Columbia Large Core Quantitative Fund
Columbia Large Growth Quantitative Fund
Columbia Large Value Quantitative Fund
Columbia Limited Duration Credit Fund
Columbia Marsico Flexible Capital Fund
Columbia Mid Cap Growth Opportunity Fund
Columbia Mid Cap Value Opportunity Fund
Columbia Minnesota Tax-Exempt Fund
Columbia Money Market Fund
Columbia Multi-Advisor International Value Fund
Columbia Multi-Advisor Small Cap Value Fund
Columbia Portfolio Builder Aggressive Fund
Columbia Portfolio Builder Conservative Fund
Columbia Portfolio Builder Moderate Aggressive Fund
Columbia Portfolio Builder Moderate Conservative Fund
Columbia Portfolio Builder Moderate Fund
Columbia Recovery and Infrastructure Fund
Columbia Retirement Plus 2010 Fund
Columbia Retirement Plus 2015 Fund
Columbia Retirement Plus 2020 Fund
Columbia Retirement Plus 2025 Fund
Columbia Retirement Plus 2030 Fund
Columbia Retirement Plus 2035 Fund
Columbia Retirement Plus 2040 Fund
Columbia Retirement Plus 2045 Fund
Columbia Select Large-Cap Value Fund
Columbia Select Smaller-Cap Value Fund
Columbia Seligman Communications and Information Fund
Columbia Seligman Global Technology Fund
Columbia Short-Term Cash Fund
Columbia Strategic Allocation Fund
Columbia U.S. Government Mortgage Fund
RiverSource California Tax-Exempt Trust
RiverSource California Tax-Exempt Fund
RiverSource Dimensions Series, Inc.
RiverSource Disciplined Small and Mid Cap Equity Fund
RiverSource Disciplined Small Cap Value Fund
RiverSource Global Series, Inc.
Threadneedle Global Equity Income Fund
RiverSource Government Income Series, Inc.
RiverSource Short Duration U.S. Government Fund
RiverSource International Managers Series, Inc.
RiverSource Partners International Select Growth Fund
RiverSource Partners International Small Cap Fund
RiverSource Market Advantage Series, Inc.
Columbia Portfolio Builder Total Equity Fund
RiverSource S&P 500 Index Fund
RiverSource Small Company Index Fund
RiverSource Selected Series, Inc.
RiverSource Precious Metals and Mining Fund
RiverSource Special Tax-Exempt Series Trust
RiverSource New York Tax-Exempt Fund
RiverSource Tax-Exempt Income Series, Inc.
RiverSource Tax-Exempt High Income Fund
RiverSource Tax-Exempt Series, Inc.
RiverSource Intermediate Tax-Exempt Fund
Columbia Funds Variable Series Trust II
Columbia Variable Portfolio — Balanced Fund
Columbia Variable Portfolio — Cash Management Fund
Columbia Variable Portfolio — Core Equity Fund
Columbia Variable Portfolio — Diversified Bond Fund
Columbia Variable Portfolio — Diversified Equity Income Fund
Columbia Variable Portfolio — Dynamic Equity Fund
Columbia Variable Portfolio — Emerging Markets Opportunity Fund
Columbia Variable Portfolio — Global Bond Fund
Columbia Variable Portfolio — Global Inflation Protected Securities Fund
Columbia Variable Portfolio — High Yield Bond Fund
Columbia Variable Portfolio — Income Opportunities Fund
Columbia Variable Portfolio — International Opportunity Fund
Columbia Variable Portfolio — Large Cap Growth Fund
Columbia Variable Portfolio — Limited Duration Credit Fund
Columbia Variable Portfolio — Mid Cap Growth Opportunity Fund
Columbia Variable Portfolio — Mid Cap Value Opportunity Fund
Columbia Variable Portfolio — S&P 500 Index Fund
Columbia Variable Portfolio — Select Large-Cap Value Fund
Columbia Variable Portfolio — Select Smaller-Cap Value Fund
Columbia Variable Portfolio — Seligman Global Technology Fund
Columbia Variable Portfolio — Short Duration U.S. Government Fund
Variable Portfolio — Aggressive Portfolio
Variable Portfolio — AllianceBernstein International Value Fund
Variable Portfolio — American Century Diversified Bond Fund

Variable Portfolio — American Century Growth Fund
Variable Portfolio — Columbia Wanger International Equities Fund
Variable Portfolio — Columbia Wanger U.S. Equities Fund
Variable Portfolio — Conservative Portfolio
Variable Portfolio — Davis New York Venture Fund
Variable Portfolio — Eaton Vance Floating-Rate Income Fund
Variable Portfolio — Goldman Sachs Mid Cap Value Fund
Variable Portfolio — Invesco International Growth Fund
Variable Portfolio — J.P. Morgan Core Bond Fund
Variable Portfolio — Jennison Mid Cap Growth Fund
Variable Portfolio — Marsico Growth Fund
Variable Portfolio — MFS Value Fund
Variable Portfolio — Moderate Portfolio
Variable Portfolio — Moderately Aggressive Portfolio
Variable Portfolio — Moderately Conservative Portfolio
Variable Portfolio — Mondrian International Small Cap Fund
Variable Portfolio — Morgan Stanley Global Real Estate Fund
Variable Portfolio — NFJ Dividend Value Fund
Variable Portfolio — Nuveen Winslow Large Cap Growth Fund
Variable Portfolio — Partners Small Cap Growth Fund
Variable Portfolio — Partners Small Cap Value Fund
Variable Portfolio — PIMCO Mortgage-Backed Securities Fund
Variable Portfolio — Pyramis International Equity Fund
Variable Portfolio — Wells Fargo Short Duration Government Fund
Seligman Municipal Fund Series, Inc.
Seligman National Municipal Fund
Seligman New York Municipal Fund
Seligman Municipal Series Trust
Seligman California Municipal High Yield Series
Seligman California Municipal Quality Series